Exhibit 23.1

                               Consent of Auditors



                          TSCHOPP, WHITCOMB & ORR, P.A.
                     2600 Maitland Center Parkway, Suite 330
                             Maitland, Florida 32751







The Board of Directors
Assure Data, Inc.



We consent to the use of our report, dated March 31, 2005, in the Registration Statement on Form SB-2 dated June 23, 2005 and to the reference to our firm under the heading "Experts" therein.


/s/ Tschopp, Whitcomb & Orr, P.A.


June 23, 2005